Exhibit 99

The securities reported as beneficially owned by the Reporting Persons include:

(a)            5,386,857 shares held of record by Ficus, Inc. (“Ficus”) which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).  Ficus is a wholly-owned subsidiary of Gazit America Inc. (“Gazit America”) and is indirectly controlled by Gazit-Globe, Ltd. (“Gazit Globe”).  Mr. Katzman is the Chairman of the Board of Gazit-Globe.

(b)            8,893,213 shares held of record by Silver Maple (2001), Inc. which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.  Silver Maple is also a wholly-owned subsidiary of Gazit America and is indirectly controlled by Gazit-Globe.  Mr. Katzman is the Chairman of the Board of Gazit-Globe.

(c)            8,703,134 shares held of record by MGN (USA) Inc. (“MGN USA”) (including the 350,000 shares reported herein) which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.  MGN USA is also a wholly-owned subsidiary of Gazit-Globe.  Mr. Katzman is the Chairman of the Board of Gazit-Globe.

(d)            18,891,998 shares held of record by MGN America, LLC (“MGN America”) which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.  MGN America is also a wholly-owned subsidiary of MGN USA, a wholly-owned subsidiary of Gazit-Globe.  Mr. Katzman is the Chairman of the Board of Gazit-Globe.

(e)            10,812,312 shares held of record by Gazit First Generation LLC which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.  Gazit First Generation, LLC is a wholly owned subsidiary of Gazit 1995, Inc., a wholly-owned subsidiary of MGN USA, a wholly-owned subsidiary of Gazit-Globe.  Mr. Katzman is the Chairman of the Board of Gazit-Globe.

(f)            187,036 shares held of record by Mr. Katzman’s wife directly and as custodian for their daughters.

(g)            882,186 other shares held directly and indirectly by Mr. Katzman.